EXHIBIT 99.1

DTE Energy reports strong first quarter 2019 results

•	Filed generation Integrated Resource Plan

•	Partnered with Ford Motor Company, General Motors, and University of Michigan in voluntary renewable programs

•	Announced opening of Pine River Wind Park

•	Issued second green bond

DETROIT, Apr. 24, 2019 - DTE Energy (NYSE:DTE) today reported first quarter 2019 earnings of $401 million, or $2.19 per diluted share, compared with $361 million, or $2.00 per diluted share in 2018.

Operating earnings for the first quarter 2019 were $374 million, or $2.05 per diluted share, compared with 2018 operating earnings of $342 million, or $1.91 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“We had a strong start to 2019 while also taking significant steps this quarter to accelerate our carbon emissions reductions,” said Gerry Anderson, DTE Energy chairman and CEO. Anderson noted the following first quarter accomplishments:

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Filed an Integrated Resource Plan (IRP), accelerating DTE’s carbon reduction commitment by a full decade: The IRP filing reduces carbon emissions 32 percent by 2023, 50 percent by 2030, and 80 percent by 2040. DTE will retire coal plants earlier and remove all coal from its generation fleet by 2040. DTE will also invest $2 billion in renewables by 2024, doubling the company’s renewable energy production over the next five years.

•
Offered residential and business customers the opportunity to invest in more clean energy: Highlighted by DTE’s significant recent partnerships with Ford, GM, and the University of Michigan DTE’s MIGreenPower program enables large business and industrial customers to meet their own sustainability goals. With MIGreenPower, any DTE electric customer can join the company’s efforts to develop more Michigan-made renewable energy by sourcing all or a portion of their energy from local wind and solar projects.

•
Announced the opening of the Pine River Wind Park: The Pine River Wind Park, located in Gratiot and Isabella counties, is operational. With 65 turbines, it is the largest wind park in Michigan as well as DTE's most cost-effective wind project to date.

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Issued second green bond: The $650 million in bonds will finance renewable energy and energy efficiency. In its initial green bond offering in May 2018, DTE became the fifth investment-grade energy company in the nation - and the first company in Michigan - to issue green bonds.

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Recognized as a Gallup Great Workplace for seventh consecutive year: DTE Energy was recognized by Gallup for the seventh year in a row as a workplace with exceptionally high employee engagement - in the top 3 percent of Gallup’s worldwide database of companies. DTE is only the 11th company in the nation over the last 13 years to earn seven consecutive Great Workplace awards.

Outlook for 2019

DTE Energy reaffirms 2019 operating EPS guidance of $5.97 - $6.33.

“We delivered strong first quarter financial results in our utility and non-utility businesses,” said Peter Oleksiak, DTE Energy senior vice president and CFO. “A cold start to the year drove our gas utility revenues up which puts us in great shape to start the year.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada are toll free: (888) 254-3590 or international: (323) 994-2093. The passcode is 1968534. The webcast will be archived on the DTE website at dteenergy.com/investors. An audio replay of the call will be available from noon today to noon Wednesday, May 8. To access the replay, dial U.S. and Canada toll free (888) 203-1112 or international toll (719) 457-0820 and enter the passcode 1968534.

About DTE Energy
DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.2 million customers in Southeastern Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on natural gas pipelines, gathering and storage, power and industrial projects, renewable natural gas, and energy marketing and trading. As an environmental leader, DTE will reduce carbon dioxide and methane emissions by 80 percent by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE is committed to being a force for good in the communities where it serves through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/DTE_Energy and facebook.com.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2019 operating earnings guidance. It is likely that certain items that impact the company's 2019 reported results will be excluded from operating results. Reconciliations to the comparable 2019 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in the our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility of prices in the oil and gas markets on DTE Energy's gas storage and pipelines operations; impact of volatility in prices in the international steel markets on DTE Energy's power and industrial projects operations; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy's energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in the Registrants' public filings with the Securities and Exchange Commission.

For further information, members of the media may call:
Pete Ternes, DTE Energy, 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended March 31,
	2019					2018
	Reported Earnings	Pre-tax Adjustments		Income Taxes*	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes*		Operating Earnings
	(In millions)
DTE Electric	$147	$—		$—	$147	$140	$—		$8	B	$142
		—		—			2	C	(1)
		—		—			(9)	D	2

DTE Gas	151	—		—	151	104	—		8	B	111
		—		—			1	C	—
		—		—			(3)	D	1

Non-utility operations
Gas Storage and Pipelines	48	—		—	48	62	—		—		62

Power and Industrial Projects	26	—		—	26	45	(4)	D	1		42

Energy Trading	32	(36)	A	9	5	31	(40)	A	10		1

Total Non-utility operations	106	(36)		9	79	138	(44)		11		105

Corporate and Other	(3)	—		—	(3)	(21)	—		5	B	(16)

Net Income Attributable to DTE Energy Company	$401	$(36)		$9	$374	$361	$(53)		$34		$342

* Excluding tax related adjustments, the amount of income taxes was calculated using a combined federal and state income tax rate of 27% for the three months ended March 31, 2019 and March 31, 2018.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility

B) True-up of remeasurement of deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act of 2017 — recorded in Income Tax Expense
C) Implementation costs related to a new customer billing system, net of authorized regulatory deferral — recorded in Operating Expenses — Operation and maintenance
D) One-time benefits expense reimbursement — recorded in Operating Expenses — Operation and maintenance

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended March 31,
	2019					2018
	Reported Earnings	Pre-tax Adjustments		Income Taxes*	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes*		Operating Earnings
	(In millions)
DTE Electric	$0.81	$—		$—	$0.81	$0.78	$—		$0.04	B	$0.79
		—		—			0.02	C	(0.01)
		—		—			(0.05)	D	0.01

DTE Gas	0.83	—		—	0.83	0.58	—		0.04	B	0.62
		—		—			0.01	C	—
		—		—			(0.02)	D	0.01

Non-utility operations
Gas Storage and Pipelines	0.26	—		—	0.26	0.34	—		—		0.34

Power and Industrial Projects	0.14	—		—	0.14	0.25	(0.03)	D	0.01		0.23

Energy Trading	0.18	(0.19)	A	0.05	0.04	0.17	(0.23)	A	0.06		—

Total Non-utility operations	0.58	(0.19)		0.05	0.44	0.76	(0.26)		0.07		0.57

Corporate and Other	(0.03)	—		—	(0.03)	(0.12)	—		0.05	B	(0.07)

Net Income Attributable to DTE Energy Company	$2.19	$(0.19)		$0.05	$2.05	$2.00	$(0.30)		$0.21		$1.91

* Excluding tax related adjustments, the amount of income taxes was calculated using a combined federal and state income tax rate of 27% for the three months ended March 31, 2019 and March 31, 2018.

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding, as noted on the Consolidated Statements of Operations (Unaudited)

Adjustments key — see previous page